 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): November 8, 2019

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Exchange Agreement

As previously reported, on December 10, 2018, Amyris, Inc. (the “Company”) issued and sold $60 million aggregate principal amount of senior convertible notes (the “December 2018 Notes”), convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), to certain private investors (the “Purchasers”) pursuant to a Securities Purchase Agreement, dated December 6, 2018 (the “Purchase Agreement”), by and among the Company and the Purchasers. In addition, as previously reported, (i) on May 15, 2019, the Company entered into an Exchange Agreement (the “First Exchange Agreement”) with one of the Purchasers (the “Exchanging Purchaser”), pursuant to which the Company and the Exchanging Purchaser exchanged the December 2018 Note held by the Exchanging Purchaser, in the principal amount of $53.3 million, for a new senior convertible note with an equal principal amount (the “First Exchange Note”) and a warrant (the “First Exchange Warrant”) to purchase 2 million shares of Common Stock at an exercise price of $5.12 per share, with an exercise term of two years from issuance (the “First Exchange”) and (ii) on July 24, 2019, the Company entered into a Second Exchange Agreement (together with the First Exchange Agreement, the “Prior Exchange Agreements”) with the Exchanging Purchaser, pursuant to which the Company and the Exchanging Purchaser exchanged the First Exchange Note, in the principal amount of $53.3 million, and the First Exchange Warrant for (i) a new senior convertible note with a principal amount of $68.3 million (the “Second Exchange Note” and, together with the First Exchange Note, the “Prior Exchange Notes”) and a warrant (together with the First Exchange Warrant, the “Prior Exchange Warrants”) to purchase 2 million shares of Common Stock at an exercise price of $2.87 per share, with an exercise term of two years from the issuance of the First Exchange Warrant (together with the First Exchange, the “Prior Exchanges”). The entry into the Purchase Agreement, the issuance and sale of the December 2018 Notes and related matters were reported in Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 7, 2018  and December 11, 2018 and in Note 5, “Debt” and Note 16, “Subsequent Events” in Part II, Item 8 of Amendment No. 1 on Form 10-K/A to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on October 4, 2019, and the entry into the Prior Exchange Agreements, the consummation of the Prior Exchanges and the issuance of the Prior Exchange Notes and Prior Exchange Warrants and related matters were reported in Current Reports on Form 8-K filed by the Company with the SEC on May 16, 2019 and July 25, 2019 and in Note 4, “Debt” and Note 12, “Subsequent Events” in Part I, Item 1 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, and all of such disclosure is incorporated herein by reference.

On November 8, 2019, the Company entered into a Securities Exchange Agreement (the “Exchange Agreement”) with certain private investors (the “Investors”), pursuant to which, upon the purchase by the Investors of the Second Exchange Note from its current holder, the Second Exchange Note would be exchanged for new senior convertible notes with an aggregate principal amount of $66.0 million (the “New Notes”) that are convertible into shares of Common Stock. The Exchange Agreement includes customary representations, warranties and covenants by the Company. In addition, the Exchange Agreement prohibits the Company, subject to certain exceptions, from (i) disposing of any Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period commencing on the date of the Exchange Agreement and continuing through the date that is 90 days after the Closing (as defined below) and (ii) effecting or entering into an agreement to effect any issuance involving a Variable Rate Transaction (as defined in the Exchange Agreement) for so long as the New Notes remain outstanding.

The closing of the issuance and sale of the New Notes (the “Closing”) is expected to occur on or about November 12, 2019, subject to customary closing conditions, including the purchase by the Investors of the Second Exchange Note.

New Notes

The New Notes will be general unsecured obligations of the Company, and will mature on September 30, 2022 unless earlier converted or redeemed.

The New Notes will be payable in monthly installments beginning February 1, 2020 (each, an “Installment Date”), in either cash or, at the Company’s option, subject to the satisfaction of certain equity conditions (the “Equity Conditions”), in shares of Common Stock at a discount to the then-current market price, subject to a price floor (the “Installment Conversion Price”). The holders will have the right, upon notice to the Company, to defer all or any portion of any installment amount to a future Installment Date. Each installment payment will reduce the principal amount under the New Notes by 90% of the amount of such installment payment.

The New Notes will bear interest at a rate of 5% per annum, payable on each Installment Date. Interest on the New Notes may be paid in either cash or, at the Company’s option, subject to the satisfaction of the Equity Conditions, shares of Common Stock at the Installment Conversion Price. Upon the occurrence and during the continuation of an event of default, interest on the New Notes will accrue at a rate of 15% per annum.

The Company may at its option redeem the New Notes, in full, at a price equal to 115% of the greater of (A) the principal amount of the New Notes being redeemed and (B) the intrinsic value of the shares of Common Stock underlying the principal amount of the New Notes being redeemed. In addition, the Company is required to (i) redeem the New Notes in an aggregate amount of $10.0 million following the receipt by the Company of at least $75.0 million of aggregate net cash proceeds from one or more financing transactions, at a price equal to 110% of the amount being redeemed and (ii) redeem the New Notes in an aggregate amount of $10.0 million on December 31, 2019, at a price equal to 110% of the amount being redeemed, in each case unless such redemption is deferred by the holder.

The New Notes will be convertible from time to time, at the election of the holders, into shares of Common Stock at an initial conversion price of $5.00 per share. The conversion price will be subject to adjustment in the event of any stock split, reverse stock split, recapitalization, reorganization or similar transaction.

The New Notes contain customary terms and covenants, including (i) a restriction on the Company’s ability to incur additional indebtedness, (ii) covenants related to minimum revenue, liquidity, financing activity and the conversion or exchange of existing indebtedness into equity, (iii) certain events of default, after which the holders may (A) require the Company to redeem all or any portion of their New Notes in cash at a price equal to 115% of the amount being redeemed and (B) convert all or any portion of their New Notes at a discount to the Installment Conversion Price and (iv) certain other events, after which the holders may convert all or any portion of their New Notes at a discount to the Installment Conversion Price.

In the event of a Fundamental Change (as defined in the New Notes), holders of the New Notes may (i) require the Company to redeem all or any portion of their New Notes in cash at a price equal to 115% of the greater of (A) the principal amount of the New Notes being redeemed and (B) the intrinsic value of the shares of Common Stock underlying the principal amount of the New Notes being redeemed (the “Fundamental Change Repurchase Price”) and (ii) require the Company to redeem all or any portion of the Fundamental Change Repurchase Price in shares of Common Stock at a discount to the Installment Conversion Price.

Notwithstanding the foregoing, the holders will not have the right to convert any portion of a New Note, and the Company will not have the option to pay any amount under the New Notes in shares of Common Stock, if (a) the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or payment, as applicable (the “Ownership Limitation”) or (b) the aggregate number of shares issued with respect to the New Notes (and any other transaction aggregated for such purpose) after giving effect to such conversion or payment, as applicable, would exceed the limitation imposed by Nasdaq Listing Standard Rule 5635(d) (the “Exchange Cap”), unless Stockholder Approval (as defined below) has been obtained. In the event that (i) the Company is prohibited from issuing any shares of Common Stock under the New Notes as a result of the Ownership Limitation (other than in connection with a conversion of New Notes), the related principal amount of the New Notes shall be deferred to a future Installment Date as determined by the holder, and (ii) after May 31, 2020, the Company is prohibited from issuing any shares of Common Stock under the New Notes as a result of the Exchange Cap, the Company will pay cash in lieu of any shares that would otherwise be deliverable in excess of the Exchange Cap.

Pursuant to the New Notes, the Company will agree to use commercially reasonable efforts to obtain from the Company’s stockholders the approval contemplated by Nasdaq Listing Standard Rule 5635(d) with respect to the issuance of shares of Common Stock upon conversion of, or otherwise pursuant to, the New Notes in excess of the limitation imposed by such rule, including without limitation the issuance of shares of Common Stock upon conversion of, or otherwise pursuant to, the New Notes in excess of the Exchange Cap (the “Stockholder Approval”), at an annual or special meeting of stockholders to be held on or prior to May 31, 2020. Pursuant to the New Notes, if the Company does not obtain the Stockholder Approval by May 31, 2020, the Company will use best efforts to obtain the Stockholder Approval thereafter.

The foregoing description of the Exchange Agreement and the New Notes is qualified in its entirety by reference to the Form of Exchange Agreement and the Form of New Note, which are filed as Exhibit 10.1 and Exhibit 4.1 hereto, respectively, and are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The New Notes (including the shares of Common Stock underlying the New Notes) will be issued in a private exchange pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
4.1	Form of Senior Convertible Note due 2022 (found at Exhibit A, herein)
10.1	Form of Securities Exchange Agreement, dated November 8, 2019, by and among the Company and the Investors

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the timing of the Closing and related matters. These statements are subject to risks and uncertainties, including the failure of closing conditions to be satisfied, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: November 12, 2019	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Business Officer